EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Gentiva Health Services, Inc.

Date: December 19, 2013

R. STEVEN HICKS

/s/ R. Steven Hicks

THE KRISTEN HICKS HANSON 2006 TRUST

By:	/s/ R. Steven Hicks
R. Steven Hicks, Trustee

THE ROBERT STEVEN HICKS 2006 TRUST

By:	/s/ R. Steven Hicks
R. Steven Hicks, Trustee

THE BRANDON HICKS 2006 TRUST

By:	/s/ R. Steven Hicks
R. Steven Hicks, Trustee

THE SHELLY MABRY ELLARD 2006 TRUST

By:	/s/ R. Steven Hicks
R. Steven Hicks, Trustee

THE JASON MABRY 2006 TRUST

By:	/s/ R. Steven Hicks
R. Steven Hicks, Trustee